Exhibit 10.1

CQENS Technologies,

5550 Nicollet Avenue

Minneapolis, MN 55419

[Date]

NAME:

TITLE:

Re: Stock Option

Dear [NAME],

We are pleased to advise you that on October 21, 2021 the Board of Directors of CQENS Technologies Inc., a Delaware corporation(the “Company”) authorized the Award to you of an option to purchase _________ shares of our common stock, par value $0.0001 per share , upon the following terms and conditions. This award is in recognition of your efforts as an employee and/or executive of the Company and your continued efforts on behalf of the Company.

1. The Option is granted in accordance with and subject to the terms and conditions of the Company’s

2014 Equity Compensation Plan (the “Plan”). You have been provided a copy of the Plan in the past, but should you require a replacement, please let us know.

2. The Option is a non-qualifying stock option.

3. The Option is exercisable commencing on ______________ and terminating at ______ pm New York time on ________________.

4. The price at which the Option may be exercised is $_________ per share.

5. The Option is non-transferable and may be exercised, in whole or in part, during the exercise period, only by you, except that upon your death, the Option may be exercised strictly in accordance with the terms and conditions of the Plan.

6. The exercise price and number of shares issuable upon exercise of the Option (the “Option Shares”) are subject to adjustment in accordance with the Plan in the event of stock splits, dividends, reorganizations and similar corporate events.

7. If, neither the Option nor the Option Shares have been registered under the Securities Act of 1933, as amended (the “Act”), and the Option Shares may not be sold, assigned, pledged, transferred or otherwise disposed of absent registration under the Act or the availability of an applicable exemption from registration. All certificates evidencing the Option Shares will contain a legend describing this restriction on resale of the Option Shares. There is no assurance that there will be a public market into which you may sell the Option Shares or that you will be able to sell your Option Shares at a profit or at all.

8. In order to exercise the Option, you must provide us with written notice that you are exercising all or a portion of your Option. The written notice must specify the number of Option Shares that you are exercising your Option for, and must be accompanied by the exercise price described in paragraph 4, above. Your Option Shares will be issued to you within approximately one week following our receipt of your exercise notice and cleared funds evidencing the exercise price.

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9. No rights or privileges of a stockholder of the Company are conferred by reason of the grant of the Option to you. You will have no rights of a stockholder until you have delivered your exercise notice to us and we have received the exercise price of the Option in cleared funds. You understand that the Plan contains important information about your Option and your rights with respect to the Option. The Plan includes terms relating to your right to exercise the Option, important restrictions on your ability to transfer the Option or Option Shares, provisions relating to adjustments in the number of Option Shares and the exercise price and early termination of the Option following the occurrence of certain events, including the termination of your relationship with us. By signing below, you acknowledge your receipt of a copy of the Plan. By acceptance of your Option, you agree to abide by the terms and conditions of the Plan.

10. Our business is subject to many risks and uncertainties. We may never operate profitably. The exercise of your Option is a speculative investment and there is no assurance that you will realize a profit on the sale of Option Shares received upon exercise of your Option.

11. The Option will become effective upon your acknowledgment of the terms and conditions of this Agreement and your delivery to us of a signed counterpart of this Agreement.

12. This Agreement and Plan contain all of the terms and conditions of your Option and supersedes all prior agreements or understandings relating to your Option. This Agreement shall be governed by the laws of the State of Delaware without regard to the conflicts of law provisions thereof.

13. This Agreement may not be amended orally.

Very truly yours,

William Bartkowski
President, COO

AGREED TO AND ACCEPTED THIS

(Signature)

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